Exhibit 99.1
FOR IMMEDIATE RELEASE
FAIRFAX, VA—The head of Xybernaut Corporation announced the company filed late yesterday a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Virginia.
Perry L. Nolen, President and Chief Executive Officer, stated: “As you are aware, for a large part of the year we have been under extremely difficult operating conditions following the removal of the previous CEO and President, the resignation of seven Board members, the ongoing SEC/DOJ investigation, the resignation of the company’s outside auditors, the company’s advice, based on a letter from the company’s outside auditors, that investors and others should not rely upon certain of the company’s historical financial statements or the related audit reports the company received from it’s outside auditors, and the inability to raise operating capital.
“We have now filed for Chapter 11 in hopes that we can execute a strategic plan to separately license or market Xybernaut’s many valuable patents and intellectual properties. We continue to look at all alternatives with regards to reorganization, merger or sale of Xybernaut Corporation, including Xybernaut Solutions, Inc., a subsidiary of the parent company.
“Although there can be no assurance, and in spite of issues facing the company, we believe that there are valuable aspects of Xybernaut that properly managed, can create value for our shareholders.
“We hope that the U.S. Trustee will expeditiously appoint an Equity Committee to review and discuss our approach so that we can proceed with our mission designed to provide value to the shareholders”, added Nolen.
Xybernaut has no significant lending relationships and relatively few unpaid trade vendors. They anticipate paying creditors 100 cents on the dollar through the bankruptcy process.
In pursuit of our strategic objectives, Xybernaut has:
•	Significantly reduced operating costs

•	Monetized existing inventory to generate operating capital

•	Engaged an experienced Restructuring Team

•	Conducted a thorough evaluation of assets and liabilities with special emphasis on the intellectual property

•	Engaged in discussions with possible acquirers of the operating entities and intellectual properties

Nolen was named to his present position in April after the ouster of the Chairman and Chief Executive Officer Edward G. Newman and his brother, Steven A. Newman, who was President and Chief Operating Officer.
Alfred Fasola, managing general partner of Boardroom Specialists of Mount Pleasant, S.C., is a principal architect of this strategic effort.
Initially, IP Innovations of Charlotte, N.C., an experienced, independent company, was brought into the Xybernaut team to assist in valuing the company’s patents and intellectual properties, provide strategic financing advice and assistance and to pulse potential bidders in various industries regarding their interest in the Company’s assets. The Company has engaged and will seek Bankruptcy Court approval for IPI to, among other things, prepare an aggressive licensing or marketing campaign for the Company’s intellectual properties.
Xybernaut, founded in 1990, developed and marketed small, wearable, mobile computing and communications devices and a variety of other innovative products and services all over the world. But the corporation never turned a profit in its 15 year history.
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Cautionary note: All statements, other than historical facts, included in the foregoing press release regarding the Company’s financial position, business strategy, and plans of management for future operations are “forward looking statements.” They are based on management’s beliefs and assumptions, and on information currently available to management. Forward looking statements include, but are not limited to, statements in which words such as “expect,” “see,” “anticipate,” “intend,” “plan,” “believe,” “hope,” “estimate,” “consider,” or similar expressions are used. Such forward looking statements are not guarantees of future performance.
The Company continues to face a severe liquidity crisis and possible insolvency and has filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. Risk factors related to the Company’s financial condition and the bankruptcy proceeding that could cause actual results to differ from these forward looking statements include, but are not limited to, the following: the Company’s ability to continue as a going concern; the Company’s ability to obtain court approval of the Company’s motions; the Company’s ability to maintain contracts that are critical to its operations; the ability of the Company to attract and retain key executives and qualified personnel; the Company’s ability to execute its strategic initiatives, including expense reduction; the Company’s ability to profit from its products and services; and the Company’s ability to generate cash flow and obtain financing to support its operations.
These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly revise or update these forward looking statements, whether as a result of new information, future events or otherwise.

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